Exhibit 5.1

Westward Law, llc	3273 E. Warm Springs Las Vegas, NV 89120
Telephone: 702-595-8005
Email: keavery@westwardlaw.com

August 13, 2021

Xenetic Biosciences, Inc.

40 Speen Street, Suite 102

Framingham, Massachusetts 01701

Re: Xenetic Biosciences, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Nevada corporate counsel for Xenetic Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Act”) the resale of 950,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) held by the Selling Stockholder; 4,629,630 shares of Common Stock (the “Series A Warrant Shares”) issuable upon exercise of the Series A Warrants (the “Series A Warrants”); and 3,679,630 shares of Common Stock (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Warrant Shares”) issuable upon exercise of the Series B Warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”). The Shares and Warrants were sold pursuant to that certain Securities Purchase Agreement by and between the Company and the Purchaser.

This opinion is being rendered in connection with the filing of the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, officer’s certificates and such other instruments, obtained for this opinion as well as prior opinions, as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the truth of representations made by officers of the Company and the authenticity of the originals of all documents.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon current and past representations or certificates of officers or directors of the Company we have received, without independently verifying the accuracy of such documents, records and instruments.

Our opinion herein is expressed solely with respect to the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any other federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof: (i) the Shares are duly and validly issued, fully paid and non-assessable, and (ii) the Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants and, when issued and delivered upon the exercise of the Warrants and against payment of the consideration set forth therein, will be duly and validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Company’s Registration Statement referenced above, and further consent to the reference of our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we believe but do not hereby guarantee or admit that we are “experts” within the meaning of such term as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission with respect to any part of the Registration Statement or related Prospectus, nor do we guarantee or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ WESTWARD LAW, LLC